EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of Shares of Common Stock of Attovia Therapeutics, Inc.

Date:  August 11, 2026

FRAZIER LIFE SCIENCES PUBLIC FUND, L.P.

By: FHMLSP, L.P., its General Partner

By: FHMLSP, L.L.C., its General Partner

By: /s/ Jennifer Martin

Jennifer Martin, Chief Financial Officer

Date:  August 11, 2026

FHMLSP, L.P.

By: FHMLSP, L.L.C., its General Partner

By: /s/ Jennifer Martin

Jennifer Martin, Chief Financial Officer

Date:  August 11, 2026

FHMLSP, L.L.C.

By: /s/ Jennifer Martin

Jennifer Martin, Chief Financial Officer

Date:  August 11, 2026

FRAZIER LIFE SCIENCES XI, L.P.

By: FHMLS XI, L.P., its General Partner

By: FHMLS XI, L.L.C., its General Partner

By: /s/ Jennifer Martin

Jennifer Martin, Chief Financial Officer

Date:  August 11, 2026

FHMLS XI, L.P.

By: FHMLS XI, L.L.C., its General Partner

By: /s/ Jennifer Martin

Jennifer Martin, Chief Financial Officer

Date:  August 11, 2026

FHMLS XI, L.L.C.

By: /s/ Jennifer Martin

Jennifer Martin, Chief Financial Officer

Date:  August 11, 2026

FRAZIER LIFE SCIENCES XII, L.P.

By: FHMLS XII, L.P., its General Partner

By: FHMLS XII, L.L.C., its General Partner

By: /s/ Jennifer Martin

Jennifer Martin, Chief Financial Officer

Date:  August 11, 2026

FHMLS XII, L.P.

By: FHMLS XII, L.L.C., its General Partner

By: /s/ Jennifer Martin

Jennifer Martin, Chief Financial Officer

Date:  August 11, 2026

FHMLS XII, L.L.C.

By: /s/ Jennifer Martin

Jennifer Martin, Chief Financial Officer